Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 4.596 Million Tokens, and Total Crypto and Total Cash Holdings of $11.5 Billion

Bitmine has 3,040,515 staked ETH, representing $6.6 billion at $2,185 per ETH; MAVAN staking solution on track to launch Q1 2026

Bitmine now owns 3.81% of the ETH token supply, over 76% of the way to the ‘Alchemy of 5%’ in just 8 months

Bitmine increased its investment into Eightco (ticker: $ORBS) by $80 million to support ORBS $50 million purchase of OpenAI equity

ORBS is now the only publicly listed equity in the world to give investor direct exposure to OpenAI

Bitmine acquired 5,000 ETH from the Ethereum Foundation (EF) to enable EF to fund its core operations

Bitmine Crypto + Total Cash Holdings + “Moonshots” total $11.5 billion, including 4.596 million ETH tokens, total cash of $1.2 billion, and other crypto holdings

Bitmine leads crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of BMNR stock

Bitmine is the 105th most traded stock in the US, trading $1.0 billion per day (5-day avg)

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

LAS VEGAS, NV, March 16, 2026 /PRNewswire/ -- (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash + “moonshots” holdings totaling $11.5 billion.

As of March 15, 2026 at 7:00pm ET, the Company’s crypto holdings are comprised of 4,595,562 ETH at $2,185 per ETH (NASDAQ: COIN), 196 Bitcoin (BTC), $200 million stake in Beast Industries, $83 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash of $1.2 billion. Bitmine’s ETH holdings are 3.81% of the ETH supply (of 120.7 million ETH).

“Since the start of the Iran war, crypto prices have outperformed and Ethereum has outperformed the S&P 500 by 2,450bp. This is a meaningful outperformance in a mere two weeks,” said Thomas “Tom” Lee, Chairman of Bitmine.

“In our view, higher oil is triggering concerns of slowing growth for the global economy. And when investors worry about growth, they buy ‘growth stocks’ including MAG7, software and crypto. As the chart below shows, crypto moves in tandem with software stocks.” continued Lee.

In the past week, Bitmine also made two strategic moves. First, Bitmine increased its investment in existing “moonshot” Eightco (ticker: $ORBS) by an additional $80 million (link here). ORBS acquired a $50 million equity stake in OpenAI and a $25 million equity stake in Beast Industries. “ORBS is now the only publicly listed equity in the world to give investor direct exposure to OpenAI. OpenAI has a much anticipated IPO in 2026 and investors can now get direct exposure via ORBS. Moreover, we see a lot of synergy between worldchain (proof of human), the leading AI platform (OpenAI) and the world’s great content creator, Mr. Beast. Eightco is bringing Cathie Wood’s ARK on as a strategic advisor further increasing the appeal of ORBS.”

Second, Bitmine acquired 5,000 ETH from the Ethereum Foundation (EF, link here) enabling the EF to fund its core operations. “Bitmine acquired the ETH to demonstrate our support for the goals and operations of EF and enabled EF to raise capital without having to sell its ETH in the open market.”

“Bitmine has slightly increased the pace of ETH buys in each of the past two weeks, as our base case is ETH is in the final stages of the ‘mini-crypto winter.’ In the past week, we acquired 60,999 ETH compared to an average of 45k to 50k weekly recently,” stated Lee.

As of March 15, 2026, Bitmine total staked ETH stands at 3,040,515 ($6.6 billion at $2,185 per ETH). “Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the ETH staking rewards is $272 million annually (using 2.81% 7-day BMNR yield),” stated Lee.

“Annualized staking revenues are now $180 million. And this 3.0 million ETH is about 66% of the 4.6 million ETH held by Bitmine. The CESR (Composite Ethereum Staking Rate, administered by Quatrefoil) is 2.79%, while Bitmine’s own staking operations generated a 7-day yield of 2.81% (annualized). We continue to make progress on our staking solution known as The Made in America VAlidator Network (MAVAN). This will be the ‘best-in-class’ solution offering secure staking infrastructure and will be deployed in early calendar 2026. Bitmine is currently working with 3 staking providers as the Company moves towards unveiling MAVAN in 2026,” continued Lee.

Bitmine crypto holding reigns as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (NASDAQ: MSTR), which owns 738,731 BTC valued at $53 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine is one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $1.0 billion (5-day average, as of March 13, 2026), ranking #105 in the US, behind Nike (rank #104) and ahead of Starbucks (rank #106) among 5,704 US-listed stocks (statista.com and Fundstrat research).

The GENIUS Act and Securities and Exchange Commission’s (the “SEC”) Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Chairman’s message can be found here:

https://www.Bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://Bitminetech.io/investor-relations/

To stay informed, please sign up at: https://Bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE AMERICAN: BMNR) is a Bitcoin miner with operations in the US. The company is deploying its excess capital to be the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the Company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The Company will launch MAVAN (Made-in America VAlidator Network), a dedicated staking infrastructure for Bitmine assets, in Q1 of 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

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Marcy Simon

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